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                                                                       EXHIBIT 5

August 7, 2001

Liberty Media Corporation
9197 South Peoria Street
Englewood, Colorado 80112

Ladies and Gentlemen:

You have requested our opinion, as counsel for Liberty Media Corporation, a Delaware corporation ("Liberty"), in connection with Liberty's Registration Statement on Form S-1 (No. 333-66034) (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time under Rule 415 promulgated under the Securities Act of 1933, as amended, of the following securities of Liberty with an aggregate public offering price of up to $3,000,000,000 (or the equivalent in one or more foreign currencies):

- shares of Liberty's Series A common stock, par value $.01 per share (the "Series A Common Stock");

- senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued under the Indenture, entered into between Liberty and The Bank of New York, dated as of July 7, 1999 (as supplemented through the date hereof, the "Senior Indenture"), and subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), which may be issued under an indenture (the "Subordinated Indenture") proposed to be entered into between Liberty and a trustee to be appointed prior to the issuance of any Subordinated Debt Securities; and

- warrants to purchase equity securities of Liberty, any affiliate or subsidiary of Liberty or any other issuer and warrants to purchase debt of Liberty (collectively, the "Warrants") to be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into between Liberty and a warrant agent (the "Warrant Agent") to be appointed prior to the issuance of any Warrants.

The Series A Common Stock, Debt Securities and Warrants are collectively referred to as the "Offered Securities." Capitalized terms used herein and not otherwise defined have the respective meanings given those terms in the Registration Statement.

In rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation, as amended, and Bylaws of Liberty, in the forms incorporated by reference as Exhibits 3.1 and 3.3, respectively, to the Registration Statement; and the proposed Restated Certificate of Incorporation (the "Restated Charter") and By-Laws of Liberty, in the forms filed as Exhibits
3.2 and 3.4, respectively, to the Registration
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Statement, which Restated Charter and By-Laws will be in effect prior to the offering of any shares of Series A Common Stock, any Debt Securities convertible or exchangeable for any shares of Series A Common Stock and any Warrants to purchase shares of Series A Common Stock under the Registration Statement; (iii) the Senior Indenture, which was filed as Exhibit 4.3 to the Registration Statement; (iv) the form of Subordinated Indenture, which was filed as Exhibit
4.10 to the Registration Statement; (v) records of proceedings of Liberty's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement; and (vi) such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of Liberty as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that the Offered Securities will be substantially issued as described in the Registration Statement and there will be no changes in applicable law between the date of this opinion and the date of any offering of Offered Securities under the Registration Statement.

Based upon the foregoing, we are of the opinion that:

1. With respect to the shares of Series A Common Stock offered under the Registration Statement (the "Offered Common Stock"), when (i) the Restated Charter is filed with the Secretary of State of the State of Delaware, (ii) the board of directors of Liberty, or any appropriate committee approved by it, and appropriate officers of Liberty have taken all necessary corporate action to approve the issuance of the shares of Offered Common Stock, and (iii) the shares of Offered Common Stock are duly registered and delivered, and, if certificated, executed and countersigned, to the purchasers of those shares of Offered Common Stock upon payment of the agreed-upon consideration, the shares of Offered Common Stock, when issued and sold in accordance with any duly authorized, executed and delivered applicable purchase agreement or upon conversion or exchange of any convertible or exchangeable Offered Debt Securities (as defined below) under the Senior Indenture or the Subordinated Indenture, as applicable, or upon due exercise of the Offered Warrants (as defined below) under the applicable Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any series of Senior Debt Securities issued under the Senior Indenture and any series of Subordinated Debt Securities issued under the Subordinated Indenture and offered under the Registration Statement (collectively, the "Offered Debt Securities"), when (i) the board of directors of Liberty, or any appropriate committee appointed by it, and appropriate officers of Liberty have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, so as not to violate any applicable law or the Restated Charter or result in a default under or breach of any agreement or instrument binding upon Liberty and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Liberty, (iii) the Senior Indenture and the
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Subordinated Indenture, as applicable, have been duly executed and delivered by
Liberty and the trustee thereunder, and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and duly delivered to the purchasers of those Offered Debt Securities upon payment of the agreed-upon consideration, the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of Liberty, enforceable against Liberty in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. With respect to any Warrants offered under the Registration Statement (the "Offered Warrants"), when (i) the board of directors of Liberty, or any appropriate committee appointed by it, and appropriate officers of Liberty have taken all necessary corporate action to approve the issuance and the terms of the Offered Warrants and related matters, (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the Restated Charter or result in a default under or breach of any agreement or instrument binding upon Liberty and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Liberty, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered to the Warrant Agent by Liberty, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent, and (v) the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers of those Offered Warrants upon payment of the agreed-upon consideration, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and any duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of Liberty, enforceable against Liberty in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
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We are members of the Bar of the State of New York and do not hold ourselves out as being experts on laws other than the laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.
Baker Botts L.L.P.